HSI ASSET SECURITIZATION CORPORATION
$[ ]
(Approximate)
Mortgage Loan Trust 200[ ]- [ ]
Mortgage Pass-Through Certificates, Series 200[ ] - [ ]

UNDERWRITING AGREEMENT
[ ]

HSBC Securities (USA) Inc.
452 Fifth Avenue
New York, NY 10018

Ladies and Gentlemen:

Section 1.  Introduction. HSI Asset Securitization Corporation, a Delaware corporation (the “Company”), proposes to cause to be issued by [ ]Mortgage Loan Trust 200[ ]-[ ], a common law trust governed by New York law (the “Issuing Entity”), Mortgage Pass-Through Certificates, Series 200[-[ ] (the “Certificates”), consisting of [ ] classes pursuant to a Pooling and Servicing Agreement, dated as of [ ] (the “Pooling and Servicing Agreement”), by and among the Company, [ ], as servicer (the “Servicer”), [ ], as mortgage loan seller (the “Mortgage Loan Seller”), Wells Fargo Bank, National Association, in its capacity as master servicer, securities administrator and custodian (“Wells Fargo”), and Deutsche Bank National Trust Company, as trustee (the “Trustee”). The Company proposes to sell the [ ] (the “Offered Certificates”) to HSBC Securities (USA) Inc. (“HSBC Securities” or the “Representative”) and the co-managers identified on Exhibit A hereto, if any, (collectively with HSBC Securities, the “Underwriters” and, each entity individually, an “Underwriter”) pursuant to this agreement (“Agreement”).

The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (the “Trust Fund”) created pursuant to the Pooling and Servicing Agreement primarily consisting of [ ] mortgage loans (the “Mortgage Loans”) secured by [first]-lien mortgages or deeds of trust on residential properties. The Mortgage Loans will be purchased by the Company from HSBC Bank USA, National Association (“HSBC Bank” or the “Sponsor”) pursuant to the Mortgage Loan Purchase Agreement, dated as of [ ] (the “Mortgage Loan Purchase Agreement”), by and between the Company and the Sponsor, in exchange for immediately available funds. The Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreement, the various indemnification agreements entered into with the Servicer, Wells Fargo, in its capacity as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”), the Mortgage Loan Seller and [ ], as swap counterparty (the “Swap Counterparty”) under an interest rate swap agreement (the “Interest Rate Swap Agreement”), dated [ ], between the Securities Administrator on behalf of the Trust Fund and the Swap Counterparty (collectively, the “Indemnification Agreements”) and this Agreement are collectively referred to herein as the “Transaction Documents.” Only the Offered Certificates are being sold pursuant to this Agreement.

Section 2.  Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as of the date hereof and as of the Closing Date:

(i)  A registration statement (No. 333-124032) on Form S-3 for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of Mortgage Pass-Through Certificates (issuable in series), including the Offered Certificates, has been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act and has been declared effective by the Commission and is effective as of the date hereof. The “Registration Statement” shall mean the registration statement as of the date it was first declared effective by the Commission (the “Initial Effective Date”), as modified, supplemented or amended up to and including the Effective Date by any post-effective amendment, the base prospectus dated [ ] (the “Base Prospectus”), the prospectus supplement to the Base Prospectus to be dated on or about the Closing Date in the form to be filed with the Commission pursuant to Rule 424(b) under the Securities Act (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), any filings made under the Securities Exchange Act of 1934, as amended (“Exchange Act”) and incorporated by reference in the Base Prospectus or the Prospectus Supplement, and any amendment or supplement to any of the foregoing. “Effective Date” shall mean the most recent date as of which Registration Statement was declared effective by the Commission, or any later effective date determined pursuant to Rule 430(B)(f)(2) under the Securities Act. The “Preliminary Disclosure Package” shall mean the free writing prospectus within the meaning of Rule 405 under the Securities Act (a “Free Writing Prospectus”) that contains substantially all information that is expected to appear in the Prospectus Supplement (the “Preliminary Prospectus Supplement”), together with the Base Prospectus. The Commission has not issued any order preventing or suspending the use of the Prospectus or the Preliminary Disclosure Package or the effectiveness of the Registration Statement and no proceedings for such purpose are pending or, to the Company’s knowledge, threatened by the Commission. The Initial Effective Date was no more than three years before the Closing Date (or, if three years or more but less than three years and six months, the Company filed another registration statement on Form S-3 for the registration under the Securities Act of Mortgage Pass-Through Certificates (issuable in series) before three years from the Initial Effective Date and such new registration statement meets the requirements of Rule 415(a)(6) under the Securities Act). The conditions for use of Form S-3 for the Registration Statement have been satisfied with respect to the Company.

(ii)  The Registration Statement and Prospectus conform, and any further amendments or supplements thereto will conform, as of the Effective Date or when filed with the Commission, as applicable, to the requirements of the Securities Act and the rules and regulations thereunder (the “Securities Act Regulations”) (or, with regard to Exchange Act filings incorporated by reference therein, to the requirements of the Exchange Act and the rules and regulations thereunder), in all material respects. As of the Effective Date, the Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of its date and as amended and supplemented as of the Closing Date, taken together with the static pool data (within the meaning of Item 1105 of Regulation AB) set forth in or referred to in the Prospectus but deemed to be excluded from the Registration Statement and Prospectus pursuant to Item 1105(d) of Regulation AB (the “Designated Static Pool Information”), does not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Preliminary Disclosure Package, as of its date, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement, the Prospectus or the Preliminary Disclosure Package in reliance and conformity with any information set forth on Exhibit B hereto (the “Underwriter Information”). The Company acknowledges that the Underwriter Information constitutes the only information furnished in writing by the Underwriters or on their behalf for use in connection with the preparation of the Registration Statement, the Prospectus or the Preliminary Disclosure Package, and the Underwriters confirm that the Underwriter Information is correct.

(iii)  Since the respective dates as to which information is given in the Prospectus, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or the Sponsor, whether or not arising in the ordinary course of business.

(iv)  The execution, delivery and performance by the Company of the Transaction Documents to which it is a party, the consummation of the transactions contemplated hereby and thereby, and the issuance of the Offered Certificates will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (a “Lien”) upon any property or assets of the Company pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any applicable law, administrative rule or regulation or administrative or court decree, except for such conflicts, breaches, defaults, Liens or violations that would not, individually or in the aggregate, materially and adversely affect the Company or the transactions contemplated hereby.

(v)  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material and adverse effect on the Company’s ability to perform its obligations hereunder or under any Transaction Document to which the Company is a party. The Company has all corporate power and authority to own, lease and operate its properties and to conduct its business, as now conducted by it, and to enter into and perform its obligations under the Transaction Documents to which it is a party and to cause the Offered Certificates to be issued.

(vi)  Except as disclosed in each of the Preliminary Disclosure Package and the Prospectus, there are no actions, suits or proceedings pending with respect to which the Company has received service of process before or, the best of the Company’s knowledge, threatened by any court or governmental agency or body, domestic or foreign, to which the Company is a party or of which any of its properties is the subject (a) which if determined adversely to the Company would have a material adverse effect on the business or financial condition of the Company, (b) asserting the invalidity of any of the Transaction Documents or the Offered Certificates, (c) seeking to prevent the issuance of the Offered Certificates or the consummation by the Company of any of the transactions contemplated by any of the Transaction Documents or (d) which might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of any of the Transaction Documents or the Offered Certificates.

(vii)  No authorization, approval, consent, order, registration or qualification of or with any court or governmental agency or body of the United States is necessary in connection with the issuance or sale of the Offered Certificates hereunder or the consummation by the Company of the other transactions contemplated by the Transaction Documents, except (a) such as have been, or as of the Closing Date will have been, obtained, (b) such as may otherwise be required under applicable state securities laws in connection with the purchase and offer and distribution of the Offered Certificates by the Underwriters, and (c) those for which the failure to obtain them would not, individually or in the aggregate, materially and adversely affect the Company or the transactions contemplated hereby or by the Transaction Documents.

(viii)  This Agreement has been, and each of the other Transaction Documents to which the Company is a party, when executed and delivered as contemplated hereby and thereby will have been, duly authorized, executed and delivered by the Company, and this Agreement constitutes, and each of such other Transaction Documents, when executed and delivered as contemplated herein, will constitute, a legal, valid and binding instrument enforceable against the Company in accordance with its terms, except as enforceability may be limited by (a) bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting the enforcement of the rights of creditors generally, (b) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and (c) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of such Transaction Documents that purport to provide indemnification from securities law liabilities.

(ix)  At the time of the execution and delivery of the Pooling and Servicing Agreement, the Company will (a) have equitable title to the interest in the Mortgage Loans conveyed by the Sponsor, free of any Lien, (b) not have assigned to any person (other than the Trustee) any of its right, title or interest in the Mortgage Loans, and (c) have the power and authority to transfer its interest in the Mortgage Loans to the Trustee and to sell the Offered Certificates to the Underwriters. Upon execution and delivery of the Pooling and Servicing Agreement by the Trustee, the Trustee will have acquired beneficial ownership of all the Company’s right, title and interest in and to the Mortgage Loans. Upon delivery to the Underwriters of the Offered Certificates, the Underwriters will have good title to the Offered Certificates free of any Lien.

(x)  Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of the Transaction Documents to which it is a party and the Offered Certificates have been paid or will be paid at or prior to the Closing Date.

(xi)  The direction by the Company to Wells Fargo, as Securities Administrator, to execute, authenticate, issue and deliver the Offered Certificates has been duly authorized by the Company, and, assuming the Securities Administrator has been duly authorized to undertake such actions, when executed, authenticated, issued and delivered by the Securities Administrator in accordance with the Pooling and Servicing Agreement, the Offered Certificates will be validly issued and outstanding and the holders of the Offered Certificates will be entitled to the rights and benefits of the Offered Certificates as provided by the Pooling and Servicing Agreement.

(xii)  Each of the Mortgage Loans will meet the eligibility criteria as of the relevant cut-off date as described in the Preliminary Disclosure Package and Prospectus and will conform to the descriptions thereof contained therein.

(xiii)  As of [], the Company was not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(xiv)  Neither the Company nor the Trust is an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended and the rules and regulations thereunder.

(xv)  The Offered Certificates and the Pooling and Servicing Agreement will conform in all material respects to the descriptions thereof contained in the Preliminary Disclosure Package and the Prospectus.

(xvi)  Any certificate signed by any officer of the Company and delivered to the Representative or its counsel shall be deemed a representation and warranty by the Company to each of the Underwriters as to the matters covered thereby.

Section 3.  Purchase, Sale and Delivery of Offered Certificates. Subject to the terms and conditions set forth herein and in reliance upon the representations and warranties set forth herein, the Company agrees to instruct the Trustee to issue the Certificates and to sell to each Underwriter, and each Underwriter severally and not jointly agrees to purchase from the Company the Offered Certificates set forth opposite their names in Exhibit A, except that the amounts purchased by the Underwriters may change in accordance with Section 11 of this Agreement. Payment of the purchase price for, and delivery of, the Offered Certificates to be purchased by the Underwriters shall be made at the office of HSBC Securities, 452 Fifth Avenue, New York, NY 10018, or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 A.M. New York City time, on [ ], which date and time may be postponed by agreement between the Representative and the Company (such time and date of payment and delivery being herein called the “Closing Date”). Payment shall be made to the Company in immediately available federal funds wired to such bank as may be designated by the Company, against delivery of the Offered Certificates or, at the Company’s option, in whole or in part, by appropriate notation of an intercompany transfer between affiliates of HSBC Securities. The Offered Certificates so delivered will be initially represented by one or more certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company (“DTC”). The interests of the beneficial owners of the Publicly-Offered Certificates will be represented by book entries on the records of DTC and participating members thereof. Definitive Certificates will be available only under the limited circumstances specified in the Pooling and Servicing Agreement. The Offered Certificates will be made available for examination by the Representative not later than 10:00 A.M. on the last Business Day (as defined below) prior to the Closing Date.

Section 4.  Offering by the Underwriters. Each Underwriter severally represents, warrants and covenants as follows:

(i)  Each Underwriter shall offer and/or solicit offers for the Offered Certificates for sale to the public as set forth in the Prospectus and agrees that all offers, solicitations and sales shall be made in compliance with all applicable laws and regulations. Furthermore, each Underwriter shall comply with all applicable laws and regulations in connection with the use of Free Writing Prospectuses, including but not limited to Rules 164 and 433 of the Securities Act Regulations.

(ii)  Unless preceded or accompanied by the Prospectus, no Underwriter may convey or deliver any written communication (within the meaning of Rule 405 under the Securities Act) to any person in connection with the offering of the Offered Certificates, unless such written communication: (a) is made in reliance on Rule 134 under the Securities Act; (b) is the Prospectus; (c) is the Preliminary Disclosure Package; (d) is an Issuer Free Writing Prospectus; (e) is an Underwriter Free Writing Prospectus that contains only subscription information regarding the Offered Certificates, Approved Issuer Information, and information that would be ABS ICM (which, to the extent it constitutes Issuer Information, also must be Approved Issuer Information), and is not distributed “in a manner reasonably designed to lead to its broad unrestricted dissemination” within the meaning of Rule 433(d)(ii) under the Securities Act; or (f) is a written confirmation of sale or a notice of allocation of securities sold or to be sold made in reliance on Rule 172 under the Securities Act. “Issuer Free Writing Prospectus” means a Free Writing Prospectus that is an issuer free writing prospectus, within the meaning of Rule 433(h)(1) under the Securities Act, prepared by or on behalf of, or used or referred to by, the Company or the Sponsor with respect to the Offered Certificates. “Underwriter Free Writing Prospectus” means a Free Writing Prospectus prepared by or on behalf of an Underwriter with respect to the Offered Certificates that is not an Issuer Free Writing Prospectus. “ABS ICM” means “ABS informational and computational materials” with the meaning of Item 1101(a) of Regulation AB. “Issuer Information” means issuer information, within the meaning set forth in Rule 433(h)(2) under the Securities Act, with respect to the Offered Certificates, and includes, without limitation, the information with respect to the Offered Certificates specified in footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform). “Approved Issuer Information” has the meaning set forth in Section 4(iii) below. No Underwriter will disseminate any written communication relating to the Offered Certificates in reliance on Rule 167 or 426 under the Securities Act.

(iii)  No Underwriter shall include any Issuer Information in any Underwriter Free Writing Prospectus with respect to the Offered Certificates unless the Issuer Information was provided by the Company expressly for inclusion therein, or such Underwriter or the Representative has obtained the prior consent of the Company to the use of that Issuer Information in that Underwriter Free Writing Prospectus (any such Issuer Information, “Approved Issuer Information”). At least [] Business Days before it uses any Underwriter Free Writing Prospectus containing any Issuer Information, an Underwriter shall notify the Company of its intended use thereof and of the intended date of first use, and at the same time shall provide to the Issuer a copy of the Issuer Information to the extent it was not provided by the Company expressly for inclusion therein. The Underwriter shall, with its notice, include a copy of that Issuer Information in a standard electronic format, unless the Issuer Information was accurately extracted from the Preliminary Disclosure Package, the Prospectus or an Issuer Free Writing Prospectus, or from another Underwriter Free Writing Prospectus where the Issuer Information previously was timely provided in electronic format (any such Issuer Information, “Extracted Issuer Information”). The Underwriter will not use an Underwriter Free Writing Prospectus containing Issuer Information before the intended date of first use specified in its notice to the Company.

(iv)  Each Underwriter acknowledges and agrees that it will not enter into a contract of sale within the meaning contemplated by Rule 159 under the Securities Act (a “Contract of Sale”) with an investor for any Offered Certificates until the Preliminary Disclosure Package has been conveyed to such investor.

(v)  After the final Prospectus is available, no Underwriter shall distribute any written information concerning the Offered Certificates to a prospective investor unless such information is preceded or accompanied by the final Prospectus.

(vi)  Each Underwriter acknowledges and agrees that all information provided by it to or through Bloomberg or Intex or similar entities for use by prospective investors, or imbedded in any CDI file provided to prospective investors, to the extent constituting a Free Writing Prospectus, shall be deemed to be an Underwriter Free Writing Prospectus of that Underwriter.

(vii)  Each Underwriter represents that it has in place, and covenants that it shall maintain, internal controls and procedures which it reasonably believes to be sufficient to ensure full compliance with all applicable legal requirements of the Securities Act Regulations with respect to the generation and use of Free Writing Prospectuses in connection with the offering of the Offered Certificates. In addition, each Underwriter shall maintain written and/or electronic records of the following for a period of at least three years after the date thereof:

(a)  a copy of any Underwriter Free Writing Prospectus by that Underwriter to solicit offers to purchase the Offered Certificates;

(b)  regarding each Free Writing Prospectus delivered by that Underwriter to a potential investor (including the Preliminary Disclosure Package), the date of such delivery and identity of such investor; and

(c)  regarding each Contract of Sale entered into by such Underwriter, the date, identity of the investor and the terms of such Contract of Sale, as set forth in the related confirmation of trade.

(viii)  Each Underwriter further agrees that, if any confirmation of trade with respect to any sale of the Offered Certificates is not preceded or accompanied by the Final Prospectus, (a) that Underwriter will include in the confirmation the notice required by Rule 173 informing the investor that the sale was made pursuant to the Registration Statement and that the investor may request a copy of the Prospectus from the Underwriter, and (b) if copy of the Prospectus is requested by a person who receives such a confirmation, the Underwriter will appropriately deliver a copy of the Prospectus to that person. If an electronic copy of the Prospectus is delivered by an Underwriter for this or any other any purpose, such copy shall be the same electronic file containing the Prospectus in the identical form transmitted electronically to such Underwriter by or on behalf of the Company specifically for use by that Underwriter.

(ix)  In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive 2001/34/EC (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), each Underwriter represents, warrants and covenants that it has not made and will not make an offer of Offered Certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Offered Certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time.

(a)  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)  in any other circumstances which do not require the publication by the Trust Fund of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any Publicly-Offered Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Publicly-Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Publicly-Offered Certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

(x)  Each Underwriter represents, warrants and covenants that:

(a)  It has not offered or sold and will not offer or sell any Offered Certificates to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the Publicly-Offered Certificates except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended;

(b)  it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”), received by it in connection with the issue or sale of any Offered Certificates in circumstances in which section 21(1) of the FSMA does not apply to the Trust Fund; and

(c)  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Certificates in, from or otherwise involving the United Kingdom.

Section 5.  Covenants of the Company. The Company covenants with each of the Underwriters as follows:

(i)  The Company shall: (a) prepare the Preliminary Prospectus Supplement for the Preliminary Disclosure Package after the final terms of all classes of the Offered Certificates are established; (b) prepare the Prospectus (including the Prospectus Supplement) in a form approved by the Underwriters, and shall file such Prospectus pursuant to Rule 424(b)(2) under the Securities Act not later than the close of business on the second Business Day following the availability of the Prospectus to the Underwriters; (c) make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the Closing Date except as permitted herein; (d) advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective prior to the termination of the offering of the Offered Certificates or any supplement to the Prospectus or any amended Prospectus has been filed and furnish the Underwriters or their counsel with copies thereof without charge; (e) promptly advise the Underwriters of its receipt of notice of the issuance by the Commission of any stop order or the institution of or, to the knowledge of the Company, the threatening of any proceeding for such purpose, of: (1) any order preventing or suspending the use of the Prospectus; (2) the suspension of the qualification of the Offered Certificates for offering or sale in any jurisdiction; (3) the initiation of, or threat of, any proceeding for any such purpose or (4) any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus for additional information. In the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, the Company promptly shall use its best efforts to obtain the withdrawal of such order by the Commission.

(ii)  For so long as the delivery of a prospectus is required by law in connection with the offering or sale of the Offered Certificates contemplated by the Prospectus Supplement, the Company shall file promptly with the Commission any amendment to the Registration Statement, the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Underwriters, be required by the Securities Act or requested by the Commission. Neither the Underwriters’ consent to nor their distribution of any amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

(iii)  The Company shall furnish the Underwriters, prior to filing with the Commission, and shall obtain the consent of the Underwriters for the filing of, the following documents to the extent that they relate to the Offered Certificates: (a) any post-effective amendment to the Registration Statement or supplement to the Prospectus, or document incorporated by reference in the Prospectus, and (b) any prospectus pursuant to Rule 424 of the Securities Act Regulations. If the delivery of a prospectus is required by law at any time prior to the expiration of nine months after the Closing Date in connection with the offering or sale of the Offered Certificates contemplated by the Prospectus Supplement, and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act, the Exchange Act the Securities Act Regulations or the rules and regulations under the Exchange Act, the Company shall notify the Underwriters and, upon any Underwriter’s request, shall file such document and prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which corrects such statement or omission or effects such compliance, and in case the Underwriters are required by law to deliver a Prospectus in connection with sales of any of the Offered Certificates at any time nine months or more after the Closing Date, upon the request of the Underwriters but at their expense, the Company shall prepare and deliver to the Underwriters as many copies as the Underwriters may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

(iv)  The Company will furnish to the Underwriters, without charge, a copy of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an underwriter or dealer may be required by the Securities Act, as many copies of the Prospectus, any documents incorporated by reference therein and any amendments and supplements thereto as any Underwriter may reasonably request.

(v)  So long as the Offered Certificates are outstanding, the Company shall cause the Trustee, pursuant to the Pooling and Servicing Agreement, to generate the following statements, and shall deliver copies of any such statement to any Underwriter promptly upon such Underwriter’s request: (a) the annual statement as to compliance delivered to the Trustee pursuant to Section [] thereof, (b) the annual statement of a firm of independent public accountants furnished to the Trustee pursuant to Section [] thereof, (c) the monthly servicing report furnished to the Trustee pursuant to Section [] thereof, and (d) the monthly reports furnished to the Certificateholders pursuant to Section [] thereof.

(vi)  The Company will use commercially reasonable efforts to arrange for the qualification of the Offered Certificates for sale under the laws of such jurisdictions as the Representative may reasonably designate and to maintain such qualification in effect so long as required for the distribution of the Offered Certificates. The Company will file or cause the filing of such statements and reports as may be required by the laws of each such jurisdiction; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

(vii)  The Company shall timely file any Issuer Free Writing Prospectus (including the Preliminary Prospectus Supplement contained in the Preliminary Disclosure Package) as and to the extent required by Rule 433(d) under the Securities Act. If any Underwriter has timely notified the Company and provided it with Issuer Information included in an Underwriter Free Writing Prospectus as and to the extent required by Section 4(iii) above, the Company shall timely file that Issuer Information as and to the extent required by Rule 433(d) under the Securities Act.

Section 6.  Additional Covenants of the Underwriters and the Company. The Company and the Underwriters further covenant as follows:

(i)  The first legend set forth below shall appear on every Free Writing Prospectus (including the Preliminary Prospectus Supplement) used in connection with the offering of the Offered Certificates. The second legend set forth below shall appear on every Free Writing Prospectus (other than the Preliminary Prospectus Supplement) used in connection with the offering of the Offered Certificates prior to a Contract of Sale with the relevant investor. The third legend set forth below shall appear on every Underwriter Free Writing Prospectus used in connection with the offering of the Offered Certificates prior to a Contract of Sale with the relevant investor. The fourth legend set forth below shall appear on every Underwriter Free Writing Prospectus used in connection with the offering of the Offered Certificates prior to a Contract of Sale and containing information relating to the Offered Certificates of the type specified in paragraph (5) of the definition of ABS ICM (“Derived Information”):

The Issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 866-811-8049.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities described herein, supersedes any information contained in any prior similar material related to these securities. The information in this free writing prospectus is preliminary, and is subject to completion or change. This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The securities referred to herein are being sold when, as and if issued. The issuer is not obligated to issue such securities or any similar security and the underwriters’ obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such securities when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such securities to you is conditioned on the mortgage loans and securities having the characteristics described in these materials. If for any reason the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The information in this free writing prospectus may be based on preliminary assumptions about the mortgage loans and the structure. Any such assumptions are subject to change. The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you. Neither the issuer of the securities nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented in this free writing prospectus, although that information may be based in part on loan level data provided by the issuer or its affiliates.

(ii)  Each Underwriter and the Company shall have the right to require additional specific legends or notations to appear on any Free Writing Prospectus and shall have the right to require changes regarding the use of terminology and the right to determine the types of information appearing in such legends or notations with the approval of the other (which shall not be unreasonably withheld).

(iii)  No Free Writing Prospectus used in connection with the offering of the Offered Certificates shall contain any legend or disclaimer that would be impermissible in a statutory prospectus or registration statement under the Securities Act, including but not limited to any disclaimer regarding accuracy, completeness, or reliance by prospective investors, statements requiring prospective investors to read or acknowledge that they have read or understand the Registration Statement or any disclaimers or legends, language indicating that the communication is neither a prospectus nor an offer to sell or a solicitation or an offer to buy, or (for any Free Writing Prospectus required to be filed with the Commission) that the information is confidential

(iv)  If the Company or any Underwriter determines or becomes aware that any written communication (including without limitation any Free Writing Prospectus) or oral statement contains an untrue statement of material fact or omits to state a material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading at the time that a Contract of Sale was entered into with any investor, either the Company or that Underwriter may prepare corrective information with notice to the other party and any other Underwriters, which shall (a) terminate the existing Contract of Sale, (b) provide adequate disclosure of the new information that is necessary to correct the misstatements or omissions in the information given at the time of the original Contract of Sale, and (c) provide the investor with a meaningful ability for the investor to elect to enter into or not enter into a new Contract of Sale. The relevant Underwriter shall deliver such information to the investor in a manner reasonably acceptable to both that Underwriter and the Company. If the Company would have been required to indemnify the Underwriter pursuant to Section 9(i) for any loss, liability claim, damage or expense arising out of or relating to the error or omission had it not been timely corrected, then the Company will promptly reimburse the Underwriter for any additional costs it incurs to the investor in connection with the any such termination or new Contract of Sale.

Section 7.  Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder to purchase the Offered Certificates pursuant to the terms of this Agreement shall be subject to the following conditions:

(i)  Each of the obligations of the Company required to be performed by it on or prior to the Closing Date pursuant to the terms of the Agreements shall have been duly performed and complied with and all of the representations and warranties of the Company under any of the Transaction Documents to which it is a party shall be true and correct as of the Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under any of the Transaction Documents, and the Representative shall have received certificates to the foregoing effect, each signed by an appropriate officer of the Company.

(ii)  Prior to the Closing Date, (a) the Underwriters shall have received confirmation of the effectiveness of the Registration Statement, and (b) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, shall be contemplated by the Commission. Any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus shall have been complied with.

(iii)  The Transaction Documents and all of the other agreements identified in such agreements, each in form and substance satisfactory to the Underwriters, shall have been duly entered into by all of the respective parties.

(iv)  The Company shall have furnished to the Underwriters an officer’s certificate of an appropriate officer of the Company and an officer’s certificate of an appropriate officer of the Sponsor, each dated the Closing Date, in form and substance reasonably satisfactory to the Representative and counsel for the Underwriters.

(v)  McKee Nelson LLP, Washington, D.C., counsel to the Company, shall have furnished to the Underwriters its written opinion, dated the Closing Date, and a negative assurance letter with respect to the Preliminary Disclosure Package and the Prospectus, each in form and substance reasonably satisfactory to the Representative and counsel for the Underwriters.

(vi)  In-house counsel for the Company shall have furnished to the Underwriters a written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representative and counsel for the Underwriters.

(vii)  Counsel for each of the Mortgage Loan Seller and the Servicer reasonably satisfactory to the Underwriters shall have furnished to the Company and the Underwriters its written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representative and counsel for the Underwriters.

(viii)  Counsel for Wells Fargo reasonably satisfactory to the Underwriters shall have furnished to the Underwriters its written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representative and counsel for the Underwriters.

(ix)  Counsel for the Trustee reasonably satisfactory to the Underwriters shall have furnished to the Underwriters its written opinion, dated as of the Closing Date, in form and substance reasonably satisfactory to the Representative and counsel for the Underwriters.

(x)  Counsel for the Swap Counterparty reasonably satisfactory to the Underwriters shall have furnished to the Underwriters its written opinion, dated as of the Closing Date, in form and substance reasonably satisfactory to the Representative and counsel for the Underwriters.

(xi)  The independent accountants of the Company or other accountants acceptable to the Underwriters shall have furnished to the Company and the Underwriters letter or letters dated on or before the date on which the Preliminary Disclosure Package is dated and conveyed, in form and substance acceptable to the Underwriters and Underwriter’s counsel, regarding (a) certain numerical information contained or incorporated by reference in the Preliminary Disclosure Package and (b) relating to certain agreed upon procedures as requested by the Underwriters relating to the Mortgage Loans.

(xii)  The independent accountants of the Company or other accountants acceptable to the Underwriters shall have furnished to the Company and the Underwriters before the date on which the Prospectus Supplement is dated and printed, in form and substance acceptable to the Underwriters and their counsel, letter or letters regarding (a) certain numerical information contained or incorporated by reference in the Prospectus Supplement and (b) relating to certain agreed upon procedures as requested by the Underwriters relating to the Mortgage Loans.

(xiii)  There shall not have occurred any development that has caused a material adverse change in the financial condition, results of operation or business of the Company.

(xiv)  On or after the date hereof, there shall not have occurred any of the following: (a) a suspension or material limitation in trading in securities generally on the American Stock Exchange or the New York Stock Exchange, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority; (b) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or any material disruption in commercial banking or securities settlement or clearance services in the United States; (c) the outbreak or escalation of material hostilities involving the United States or the declaration by the United States of a national emergency or war; or (d) the occurrence of any other material and adverse calamity or crisis or any change in the financial, political or economic conditions in the United States or elsewhere; if the effect of any such event in the reasonable judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Offered Certificates on the terms and in the manner contemplated in the Prospectus as amended or supplemented.

(xv)  The Underwriters shall have received evidence satisfactory to it that the Offered Certificates are rated in the rating category or categories specified on Exhibit A hereto by the rating agency or agencies specified on Exhibit A hereto.

(xvi)  The Company and the Sponsor shall have furnished to the Representative all such other certificates of its officers or others and such other documents or opinions as the Representative or its counsel may reasonably request.

(xvii)  All proceedings taken by the Company in connection with the issuance and sale of the Offered Certificates as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party, except as provided in Sections 8 and 9.

Section 8.  Payment of Expenses. The Company agrees to pay all expenses incident to the performance of its obligations hereunder including (i) the costs incident to the authorization, issuance, sale and delivery of the Offered Certificates and any taxes payable in connection therewith; (ii) expenses of preparing, printing, reproducing and filing the Registration Statement, the Prospectus, and the Preliminary Disclosure Package, (iii) any fees charged by the securities rating services for the rating Offered Certificates, (iv) the cost of accountant’s comfort letters relating to the Prospectus and the Preliminary Disclosure Package, and (v) all other costs and expenses incidental to the performance of the obligations of the Company; provided, however, that, except as provided below in this Section 8, the Underwriters shall pay their own costs and expenses, including the costs and expenses of Underwriter’s counsel, any transfer taxes on the Offered Certificates and the cost of any accountant’s comfort letters relating to any Underwriter Free Writing Prospectus.

If this Agreement is terminated because of a breach of the Company of any covenants or agreement hereunder (other than the failure of the closing condition set forth in Section 7(xiv) to be met), the Company shall cause the Underwriters to be reimbursed for all reasonable out of pocket expenses, including the fees and disbursements of Underwriter’s counsel.

Section 9.  Indemnification.

(i)  The Company agrees to indemnify and hold harmless each Underwriter, each Underwriter’s respective officers and directors, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), as follows:

(a)  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to which they or any of them may become subject under the Securities Act or the Exchange Act, or otherwise, insofar as such loss, liability, claim, damage and expense (or actions in respect thereof including, but not limited to, any loss, liability, claim, damage or expense related to purchases and sales of the Offered Certificates) (1) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the Preliminary Disclosure Package, the Designated Static Pool Information, any Issuer Free Writing Prospectus, any Approved Issuer Information contained in any Underwriter Free Writing Prospectus, or any information concerning the characteristics of the Mortgage Loans and related administrative and servicing fees most recently provided by or on behalf of the Company or the Representative (“Pool Information”) (but only to the extent the error or omission in such Pool Information results an error or omission in Derived Information contained in an Underwriter Free Writing Prospectus), or (2) arises out of the omission or alleged omission there from of a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon an untrue statement or omission or alleged untrue statement or omission (x) contained in or omitted from the Registration Statement, the Prospectus or the Preliminary Disclosure Package in reliance and in conformity with any Underwriter Information, or (y) in any Approved Issuer Information or Pool Information that was superseded or corrected by the delivery to the Representative of corrected information prior to the applicable Contract of Sale, or for which the Company or Sponsor provided written notice of such error or omission to the Representative prior to the applicable Contract of Sale and the relevant Underwriter failed to correct such error;

(b)  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

(c)  against any and all expense whatsoever, as incurred (including, the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (a) or (b) above.

The Company will reimburse each Underwriter Indemnified Person for any legal or other expenses reasonably incurred by such Underwriter Indemnified Person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred. This indemnity agreement will be in addition to any liability with the Company may otherwise have.

(ii)  Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless each of the Company, each of its directors, each of its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (an “Issuer Indemnified Person” and, collectively with Underwriter Indemnified Person, “Indemnified Party” or “Indemnified Parties”, as applicable), against any and all loss, liability, claim, damage and expense to which the Company or any such Issuer Indemnified Party may become subject, under the Securities Act or the Exchange Act otherwise, insofar as such loss, liability, claim, damage or expense (or actions in respect thereof) (1) arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or the Preliminary Disclosure Package in reliance on and in conformity with Underwriter Information of such Underwriter, or arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in any Underwriter Free Writing Prospectus of such Underwriter (including any Derived Information contained therein), (2) arises out of the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (3) results from such Underwriter’s failure to provide any investor with the Preliminary Disclosure Package prior to entering into a Contract of Sale with such investor; provided, however, that such Underwriter will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon an untrue statement or omission or alleged untrue statement or omission (x) in any Approved Issuer Information contained in any such Underwriter Free Writing Prospectus or (y) in any Derived Information contained in any such Underwriter Free Writing Prospectus resulting from an error or omission in the Pool Information, unless in either case it was superseded or corrected by the delivery to the Representative of corrected information prior to the applicable Contract of Sale, or the Company or Sponsor provided written notice of such error or omission to the Representative prior to the applicable Contract of Sale and the relevant Underwriter failed to correct such error or omission.

Each Underwriter will reimburse each Issuer Indemnified Person for any legal or other expenses reasonably incurred by such Issuer Indemnified Person in connection with investigation or defending any such loss, claim, damage, liability or action as such expenses are incurred. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(iii)  Each Indemnified Party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have to any Indemnified Party under this Section, unless the indemnifying party has been materially prejudiced by such failure to notify. In case any such action is brought against any Indemnified Party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that, by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from such Indemnified Party, the indemnifying party elects to assume the defense thereof, it may participate (jointly with any other indemnifying party similarly notified) with counsel satisfactory to such Indemnified Party; provided, however, that if the defendants in any such action include both the Indemnified Party and the indemnifying party and the Indemnified Party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the Indemnified Party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party or parties. Upon receipt of notice from the indemnifying party to such Indemnified Party of its election so to assume the defense of such action and approval by the Indemnified Party of such counsel, the indemnifying party shall not be liable to such Indemnified Party under this paragraph for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, unless (a) the Indemnified Party shall have employed separate counsel (plus any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence, (b) the indemnifying party shall not have employed counsel satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action, (c) the indemnifying party has authorized the employment of counsel for the Indemnified Party at the expense of the indemnifying party, or (d) a conflict or potential conflict exists (based on advice of counsel to the Indemnified Party) between the Indemnified Party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the Indemnified Party).

(iv)  Each Indemnified Party, as a condition of the indemnity agreements contained in Sections 9(i) and 9(ii), shall use its good faith efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing, if at any time an Indemnified Party shall have requested an indemnifying party to reimburse the Indemnified Party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable of any such settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement.

(v)  If the indemnification provided for in this Section 9 is unavailable to an indemnified party under Section 9(i) or Section 9(ii) hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Offered Certificates but also the relative fault of the Company on the one hand and of the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the applicable Underwriter on the other shall be deemed to be in the same proportion as (a) the total proceeds from the offering (net of underwriting discounts and commissions) received by the Company and (b) the underwriting discounts and commissions received by the applicable Underwriter, respectively, in respect of the offering of the Offered Certificates so to which such losses, claims, expenses, damages or liabilities is claimed to arise. The relative fault of the Company on the one hand and of the Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the applicable Underwriter agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provision of this Section 9(v), (x) in no case shall the applicable Underwriter be liable or responsible for any amount in excess of the underwriting discount relating to the Offered Certificates as to which such losses, claims, expenses, damages or liabilities are claimed to arise and (y) that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section or otherwise. No party shall be liable for contribution with respect to any action or claim settled without this consent; provided, however, that such consent was not unreasonably withheld. The Underwriters’ obligations in this Section to contribute are several in proportion to their respective underwriting obligations and not joint.

Section 10.  Underwriters’ Responsibility for Free Writing Prospectuses. Each Underwriter acknowledges and agrees that no other Underwriter shall participate in the planning for the use of any Underwriter Free Writing Prospectus of such Underwriter in any manner. Each Underwriter acknowledges and agrees that for all purposes of Rule 159A under the Securities Act, solely as between it and the other Underwriters, each respective Underwriter shall be responsible only for (a) the Preliminary Disclosure Package, (b) any Issuer Free Writing Prospectus used in connection with the offering of Offered Certificates by such Underwriter, (c) any Underwriter Free Writing Prospectus of such Underwriter, and (d) any Underwriter Free Writing Prospectus of any other Underwriter, but only to the extent actually used in connection with the offering of the Offered Certificates by such Underwriter.

Section 11.  Default by Underwriter. If, on the Closing Date, any Underwriter defaults in the performance of its obligations under this Agreement and the aggregate principal amount of Offered Certificates that such defaulting Underwriter agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Certificates that the Underwriters are obligated to purchase on the Closing Date, the non-defaulting Underwriters may make arrangements for the purchase of the Offered Certificates which such defaulting Underwriter agreed but failed to purchase by other persons satisfactory to the Company and the non-defaulting Underwriter. If any Underwriter so defaults and the aggregate principal amount of Offered Certificates with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Certificates that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the non-defaulting Underwriter and the Company for the purchase of such Offered Certificates by other persons are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Underwrites or the Company, except that the Company will continue to be liable for the payment of expenses and the indemnification provisions shall not terminate and shall remain in effect. As used in this Agreement, the term “Underwriters” includes any person substituted for an Underwriter under this Section.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default. If other persons are obligated or agree to purchase the Offered Certificates of a defaulting Underwriter, either the non-defaulting Underwriter or the Company may postpone the Closing Date for up to seven full Business Days in order to effect any changes that in the opinion of the counsel for the Company or counsel for the non-defaulting Underwriters may be necessary in the Registration Statement and/or the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and/or the Prospectus that effects any such changes.

Section 12.  Survival. All indemnities, representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Offered Certificates to the Underwriters.

Section 13.  Termination of Agreement. The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Date without liability on the part of any Underwriter to the Company, if, prior to delivery and payment for the Offered Certificates, any of the events specified in Section 7(xiv) has occurred or if any other closing condition set forth in Section 7 shall not have been fulfilled when required to be fulfilled. In the event of any such termination, the provisions of Section 8 (expenses), Section 9 (indemnification and contribution), Section 12 (survival), and Section 17 (governing law, etc.) shall remain in effect.

Section 14.  Notices. All notices and other communications hereunder shall be in writing and effective only on receipt and shall have been duly given if mailed via the U.S. Postal Service, a reputable overnight delivery service, hand delivered, sent by facsimile transmission or another reasonable and standard form of telecommunication. Notices to HSBC Securities shall be directed to HSBC Securities (USA) Inc. at 452 Fifth Avenue, New York, NY 10018, Attention: Jon Voigtman or Head MBS Principal Finance., []

Section 15.  Persons Entitled to the Benefit of this Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Section 9 any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision set forth herein. No purchaser of Offered Certificates from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

Section 16.  No Fiduciary or Advisory Duty. The Company acknowledges and agrees that (a) the Underwriters are acting solely in the capacity of an arm's length contractual counterparty to the Company with respect to the offering of Offered Certificates contemplated hereby (including in connection with determining the terms of the offering) and not as a fiduciary to, or an agent of the Company or any other person, (b) the Underwriters owe the Company only those obligations set forth in this Agreement and (c) the Underwriters may have interests that differ from those of the Company. Additionally, neither the Representative nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

Section 17.  Governing Law; Submission to Jurisdiction; Time. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to any otherwise applicable conflict of law provisions (other than Section 5-1401 of the General Obligations Law), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. The parties hereto hereby submit to the jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and appellate court from any thereof, in any action, suit or proceeding brought against it or in connection with this Agreement or any of the related documents or the transactions contemplated hereunder or any Terms Agreement or for recognition or enforcement of any judgment, and the parties hereto hereby agree that all claims in respect of any such action or proceeding may be hard or determined in New York State court or, to the extent permitted by law, in such federal court. The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Specified times of day refer to New York City time

Section 18.  Execution in Counterparts; Severability; Integration. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which when taken together shall constitute but one and the same Agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

Section 19.  Business Day.For purposes of this Agreement, “Business Day” means any day on which the New York Stock Exchange, Inc. is open for trading.

Section 20.  Representation of the Underwriters. HSBC Securities (USA) Inc. shall act for the several Underwriters, if any, in connection with each Offering of Certificates governed by this Agreement, and any action under this Agreement taken by it will be binding upon all the Underwriters.

[SIGNATURE PAGE FOLLOWS]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Agreement, along with all counterparts, will become a binding agreement among each of the Underwriters and the Company in accordance with its terms.
Very truly yours,

HSI ASSET SECURITIZATION CORPORATION

By:_____________________________________
Name: Jon E. Voigtman
Title: Vice President

CONFIRMED AND ACCEPTED, as of the date first above written:

HSBC SECURITIES (USA) INC.

By:_____________________________________
Name: Andrea Lenox
Title: Vice President

EXHIBIT A

Exhibit A-1

EXHIBIT B

UNDERWRITER INFORMATION

Exhibit B-1